                                                                    EXHIBIT 12.1

THE MANITOWOC COMPANY, INC.
STATEMENT OF COMPUTATION OF RATIO OF
EARNINGS TO FIXED CHARGES

                                                                                EARNINGS TO FIXED CHARGES
                                                                              (in thousands, except Ratio Data)
                                                 -----------------------------------------------------------------------------------
                                                         THREES
                                                         MONTHS                           FOR THE YEAR ENDED DECEMBER 31,
                                                         ENDED            ----------------------------------------------------------
                                                    MARCH 31, 2002           2001        2000       1999        1998        1997
                                                 ---------------------    ----------  ----------  ---------  -----------  ----------
                                                                          $           $           $          $            $
Net earnings from continuing operations          $              10,804        79,689      96,120    106,006       81,412      57,817
Fixed charges                                                   11,985        42,778      17,352     12,406       10,690       7,360
                                                 ---------------------    ----------  ----------  ---------  -----------  ----------
    Total earnings available for fixed charges                  22,789       122,467     113,472    118,412       92,102      65,177

Fixed Charges:
    Interest expense (1)                                         9,666        34,274      13,836     10,153        9,321       5,930
    Amortization of deferred financing costs
    (1)                                                            960         3,204         672        637          420         300
    Portion of rent deemed interest factor (2)                   1,359         5,300       2,844      1,616          949       1,130
                                                 ---------------------    ----------  ----------  ---------  -----------  ----------
     Total fixed charges                                        11,985        42,778      17,352     12,406       10,690       7,360

Ratio of earnings to fixed charges                                1.9x          2.9x        6.5x       9.5x         8.6x        8.9x

Notes for explanations:

(1) Amortization of deferred financing costs is included in interest expense in the company's Consolidated Statement of Earnings:


                                                         THREES
                                                         MONTHS                           FOR THE YEAR ENDED DECEMBER 31,
                                                         ENDED            ----------------------------------------------------------
                                                    MARCH 31, 2002           2001        2000       1999        1998        1997
                                                 ---------------------    ----------  ----------  ---------  -----------  ----------
     Interest expense per statement of earnings  $              10,626    $   37,478  $   14,508  $  10,790  $     9,741  $    6,230
     Less amortization of deferred financing
     costs                                                         960         3,204         672        637          420         300
                                                 ---------------------    ----------  ---------- ----------  -----------  ----------
     Interest expense                            $               9,666    $   34,274  $   13,836  $  10,153  $     9,321  $    5,930
                                                 =====================    ==========  ========== ========== ============  ==========

(2) One third of all rent expense is deemed representative of the interest factor.